Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is entered into as of April 6, 2022 by and among Epizyme, Inc. (the “Company”), BioStrategy, LLC, a Massachusetts limited liability company (“Consultant”), and Shefali Agarwal (“Dr. Agarwal” or “you”).

WHEREAS, Dr. Agarwal is the sole member of Consultant and has delivered to the Company her resignation from her position as Executive Vice President, Chief Medical and Development Officer of the Company, effective April 6, 2022 (the “Resignation Date”);

WHEREAS, the Company desires to engage Consultant as a consultant to provide consulting services to and for the Company following the effectiveness of Dr. Agarwal’s resignation; and

WHEREAS, Consultant has agreed to provide such services pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.
Services To Be Performed. Commencing upon April 6, 2022 (the “Effective Date”), and continuing for the duration of the Consultation Period (as defined below), Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company (the “Services”), through the end of the Consultation Period. The Services shall be provided on behalf of Consultant solely by Dr. Agarwal. Consultant and Dr. Agarwal agree to use their best efforts in the performance of the Services and agree to cooperate with the Company’s personnel, not to interfere with the conduct of the Company’s business, and to observe all Company rules, regulations and security requirements with respect to the safety and safeguarding of persons and property.
2.
Term. This Agreement shall commence upon the Effective Date and shall continue until the first anniversary of the Effective Date (such period, as it may be extended and modified upon good faith discussions by and subject to mutual agreement of the Company and Consultant, being referred to as the “Consultation Period”), unless sooner terminated in accordance with the provisions of Section 5.
3.
Consulting Benefits. The Company will provide Consultant with the payments and benefits set forth below during the Consultation Period (the “Consulting Benefits”). Notwithstanding the foregoing, the Company shall not pay or provide any Consulting Benefits to Consultant or Dr. Agarwal (or be obligated to pay or provide any such Consulting Benefits) earlier than the date eight (8) days after Dr. Agarwal’s timely execution, return and non-revocation of the Release of Claims attached hereto as Exhibit A (the “Release of Claims”).
a.
Advance. Within seven (7) days of the execution, return and non-revocation of the Release of Claims, the Company will pay Consultant a lump sum payment of $250,000, which shall be reduced by all applicable taxes and withholdings as determined by the Company in its sole discretion (the “Advance”) provided, however, that the Company shall inform the Consultant in advance and the Company and Consultant shall mutually discuss prior to any amounts being withheld by the Company. If Consultant voluntarily terminates this Agreement pursuant to Section 5(c) of this Agreement prior to the first anniversary of the Effective Date, then Consultant shall repay to the Company a prorated portion of the Advance based on the number of full months Consultant provided Services hereunder, with such repayment being made within ten (10) days of the effectiveness of such termination. Consultant and Dr. Agarwal hereby authorize the Company to deduct and offset any amount owed by Consultant hereunder from any and all amounts owed by the Company to Consultant or Dr. Agarwal. Consultant and Dr. Agarwal agree that each will be responsible for paying the Company’s costs of collection, if any (including attorneys’ fees and other expenses), should the Company be required to resort to legal action to collect any amounts owed hereunder.
b.
Base Retainer. The Company will pay Consultant during the Consultation Period a consulting fee of $20,833 per month (the “Fees”), which Fees shall be (i) reduced by all applicable taxes and withholdings as determined by the Company in its sole discretion in discussion with the consultant provided, however, that the Company shall inform the Consultant in advance and the Company and Consultant shall mutually discuss prior to any amounts being withheld by the Company and (ii) subject to a pro rata adjustment for any partial calendar month. The Consultant shall submit to the Company on a monthly basis an invoice, in a form satisfactory to the Company, setting out the Fees owed for the previous month, the hours spent in the performance of the Services during such previous month and a description of such Services. The Company shall pay to the Consultant the Fees shown on each such invoice within thirty (30) days after receipt thereof.
c.
Discretionary Performance Bonus. Following the first anniversary of the Effective Date and provided this Agreement has not been earlier terminated in accordance with the provisions of Section 5, Consultant may be eligible for a performance bonus of up to Five Hundred Thousand Dollars ($500,000), based on Consultant’s performance, her support for the transactions contemplated by Sections 3(c) and (d) and the achievement by the Company in 2022 of the goals set forth on Exhibit B attached hereto and as may be modified by the Company’s Board of Directors (the “Board”) from time to time (collectively, the “Performance”) during such period, as determined by the Company in its sole discretion based on its good faith assessment of the Performance. The Company shall use reasonable efforts to pay the Performance Bonus within thirty days following the one-year anniversary of the Effective Date
d.
Financing Bonus. If, during the Consultation Period, the Company issues and sells in one financing or in a series of related financings equity or equity-linked securities of the Company for which the Company receives aggregate gross proceeds of at least [**] Dollars ($[**]), Consultant shall be entitled to receive a one-time cash bonus of [**] Dollars ($[**]) (the “Financing Bonus”). The Company shall use reasonable efforts to pay Financing Bonus within thirty (30) days following the closing of the financing transaction.
e.
Transaction Bonus. If, during the Consultation Period, the Company enters into a definitive agreement with a third party providing for a Change in Control (as defined in the Company’s Executive Severance and Change in Control Plan), then, upon the consummation of such Change in Control with such third party pursuant to such definitive agreement, Consultant shall be entitled to receive a one-time cash bonus of [**] Dollars ($[**]) (the “Transaction Bonus”), provided that the holders of the common stock of the Company each receive consideration in connection with such Change in Control (as defined in the Company’s Executive Severance and Change in Control Plan) valued at (or if such holders do not receive consideration due to the structure of the Change in Control (as defined in the Company’s Executive Severance and Change in Control Plan), the common stock of the Company is valued in the transaction at) at least $[**] per share (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar events affecting the common stock) as determined by the Board in good faith (a “Qualified Change in Control”). In the event that a Qualified Change in Control occurs prior to a Qualified Financing, then Consultant shall be entitled to the Transaction Bonus plus the Financing Bonus (i.e., Two Million Dollars ($2,000,000)). The Company shall use reasonable efforts to pay Transaction Bonus or Transaction Bonus plus the Financing Bonus if applicable within thirty (30) days following the closing of the transaction.
f.
Stock Options and Restricted Stock Units. Consultant, Dr. Agarwal and the Company hereby agree that (i) the stock options and restricted stock units held by Dr. Agarwal as of the date hereof (including the agreements pursuant to which such awards were granted, the “Options” and the “Restricted Stock Units”, respectively) shall continue to vest in accordance with their terms for so long as this Agreement continues to remain in effect, such that any Options or Restricted Stock Units that are not vested as of the date of termination or expiration of this Agreement shall be terminated and cancelled as of such date and (ii) Dr. Agarwal’s right to exercise the Options will terminate three months after the date Dr. Agarwal ceases to be an “Eligible Participant” (as defined in the Options), provided that in the case of clause (ii) hereof the Options may not be exercised after the Final Exercise Date (as defined in the Options) or at all if, under the terms of the Options, Dr. Agarwal’s rights to exercise the Options would have otherwise terminated immediately. Notwithstanding the foregoing, if, upon or within twelve (12) months following a Change in Control (as defined under the respective Severance and Change In Control Plan), this Agreement is terminated by the Company under Section 5(c), and provided the Release Condition (as defined below) is met, any Options or Restricted Stock Units that are not then vested as of the termination date shall immediately vest and, if applicable, become exercisable in full, provided that (x) no Options that have vested as a result of this provision may be exercised and no shares of Common Stock that have issued under Restricted Stock Units that have vested as a result of this provision may be transferred until the Release Condition has been met and (y) if the Release Condition is not met, the portion of the Options that has vested as a result of this provision shall be cancelled and the shares of Common Stock so issued shall be forfeited. For purposes of this Section 3(f), the “Release Condition” shall mean Consultant’s execution and non-revocation of a release of claims agreement in a form that is substantially similar to the Release of Claims and otherwise satisfactory to the Company, which release must become binding and enforceable within 60 calendar days after the date of termination (or such shorter period as the Company may direct).
g.
Reimbursement of Expenses. The Company shall reimburse Consultant for all reasonable and necessary travel expenses incurred or paid by Consultant in connection with, or related to, the performance of the Services under this Agreement. Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to Consultant undisputed amounts shown on each such statement within 30 days after receipt thereof. Notwithstanding the foregoing, Consultant shall not incur total expenses in excess of $500 per month without the prior written approval of the Company.
h.
COBRA. Dr. Agarwal’s current coverage under the Company’s group medical insurance plan will end on the Resignation Date. Provided that Dr. Agarwal elects to continue receiving group medical insurance pursuant to the federal “COBRA” law, 29 U.S.C. § 1161 et seq., the Company shall continue to pay the share of the premium for such coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage until the earlier of (i) the end of the Consultation Period and (ii) June 30, 2022. The remaining balance of any premium costs, and all premium costs after the termination of the Company’s payment obligation hereunder shall be paid by Dr. Agarwal on a monthly basis for as long as, and to the extent that, she remains eligible for and chooses to continue coverage under COBRA continuation.
i.
No Additional Consulting Benefits. Consultant agrees that Consultant shall provide the Services in exchange for the Consulting Benefits described in this Section 3 and that neither Consultant nor Dr. Agarwal is otherwise entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical, COBRA or pension payments, made available to employees of the Company or any other consideration or benefits from the Company for the performance of the Services.
4.
Independent Contractor. It is the express intention of the parties to this Agreement that Consultant shall be an independent contractor and not an employee, agent, joint venturer or partner of the Company for any purposes whatsoever.
a.
Performance of Services. Consultant shall have the right to control and determine the methods, manner and means of performing the Services. In performing the Services, the amount of time devoted by Consultant on any given day will be entirely within Consultant’s control, and the Company will rely on Consultant to put in the amount of time as is necessary to fulfill the requirements of this Agreement. However, the Services contemplated by this Agreement must meet the Company’s standards and approval and shall be subject to the Company’s general right of inspection and supervision to secure their satisfactory completion. Consultant will provide all equipment and supplies required to perform the Services.
b.
Non-Exclusivity. Consultant retains the right to contract with other companies or entities for its consulting services without restriction, and Dr. Agarwal retains the right to maintain employment with other entities throughout the Consultant Period provided, however, that Dr. Agarwal remains in compliance with the terms of the Invention and Non-Disclosure Agreement dated June 19, 2018 that she previously executed for the benefit of the Company and which remains in full force and effect (the “Restrictive Covenant Agreement”). Likewise, the Company retains a reciprocal right to contract with other companies and/or individuals for consulting services without restriction.

c.
Scope of Authority. Consultant is not authorized to transact business, incur obligations, sell goods, receive payments, solicit orders or assign or create any obligation of any kind, express or implied, on behalf of the Company or any of the Company's related or affiliated entities, or to bind in any way whatsoever, or to make any promise, warranty or representation on behalf of the Company or any of the Company's related or affiliated entities with respect to any matter, except as directed by the Chief Executive Officer of the Company. Consultant shall not use the Company's trade names, trademarks, service names or servicemarks without the prior written approval of the Company.
5.
Termination. This Agreement may be terminated prior to the end of the Consultation Period in the following manner: (a) by the Company at any time immediately upon written notice if Consultant has materially breached this Agreement, the Release of Claims or the Restrictive Covenant Agreement and, to the extent curable, has not cured such breach within thirty (30) days following written notice of the breach from the Company; (b) by Consultant at any time immediately upon written notice if the Company has materially breached this Agreement and, to the extent curable, has not cured such breach within thirty (30) days following written notice of the breach from Consultant; (c) by either party upon not less than thirty (30) days’ prior written notice for any reason; or (d) at any time upon the mutual written consent of the parties hereto. Notwithstanding the foregoing, and for the avoidance of doubt, the Company may terminate this Agreement effective immediately by giving written notice to Consultant if Dr. Agarwal fails to sign the Release of Claims by April 14, 2022 or revokes the Release of Claims within seven (7) days after signing it as set forth in the Release of Claims. In the event of any termination, Consultant shall be entitled (1) any amounts owed for Services rendered to the Company prior to the termination date (including pro rata adjustments for any Services performed during a partial calendar month), and (2) only to reimbursements for expenses incurred in accordance with Section 3(g) prior to termination, and no further payments of any kind will be due; provided, however, that if the Company terminates this Agreement under Section 5(c) following a Change In Control (as defined in the Company’s Executive Severance and Change in Control Plan) and prior to the first anniversary of the Effective Date, then, subject to Consultant’s satisfaction of the Release Condition, Consultant shall continue to receive the Fees provided for under Section 3(a) until the first anniversary of the Effective Date and shall be paid the performance bonus provided for under Section 3(b). In addition, vesting of Dr. Agarwal’s equity awards will cease immediately upon termination. Any written notice under this Section 5 shall explain the reason for the termination.
6.
Proprietary Information and Inventions.

6.1 Proprietary Information.

a.
Consultant and Dr. Agarwal acknowledge that Consultant's and Dr. Agarwal’s relationship with the Company is one of high trust and confidence and that in the course of their service to the Company, Consultant and Dr. Agarwal will have access to and contact with Proprietary Information. Consultant and Dr. Agarwal will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of the Services) without written approval by an officer of the Company, either during or after the Consultation Period, unless and until such Proprietary Information has become public knowledge without fault by Consultant or Dr. Agarwal.
b.
For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information, whether or not in writing, whether or not patentable and whether or not copyrightable, of a private, secret or confidential nature, owned, possessed or used by the Company, concerning the Company’s business, business relationships or financial affairs, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical or research data, clinical data, know-how, computer program, software, software documentation, hardware design, technology, product, processes, methods, techniques, formulas, compounds, projects, developments, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost, customer, supplier or personnel information or employee list that is communicated to, learned of, developed or otherwise acquired by Consultant or Dr. Agarwal in the course of Consultant’s or Dr. Agarwal’s service as a consultant to the Company.
c.
Consultant and Dr. Agarwal agree that all files, documents, letters, memoranda, reports, records, data sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by Consultant, Dr. Agarwal or others, which shall come into Consultant’s or Dr. Agarwal’s custody or possession, shall be and are the exclusive property of the Company to be used by Consultant or Dr. Agarwal only in the performance of Consultant’s or Dr. Agarwal’s duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of Consultant or Dr. Agarwal shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) the termination of this Agreement. After such delivery, Consultant and Dr. Agarwal shall not retain any such materials or copies thereof or any such tangible property.
d.
Consultant and Dr. Agarwal agree that the obligation not to disclose or to use information and materials of the types set forth in paragraphs (b) and (c) above, and Consultant’s and Dr. Agarwal’s obligation to return materials and tangible property set forth in paragraph (c) above extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company, Consultant or Dr. Agarwal.
e.
Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. Consultant and Dr. Agarwal agree to be bound by all such obligations and restrictions that are known to Consultant and Dr. Agarwal and to take all action necessary to discharge the obligations of the Company under such agreements.
f.
Consultant’s and Dr. Agarwal’s obligations under this Section 6.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by Consultant or Dr. Agarwal or others of the terms of this Section 6.1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of an officer of the Company. Further, nothing herein prohibits Consultant or Dr. Agarwal from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies or participating in government agency investigations or proceedings. In addition, notwithstanding Consultant’s or Dr. Agarwal’s confidentiality and nondisclosure obligations, Consultant and Dr. Agarwal are hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

6.2 Inventions.

a.
Consultant and Dr. Agarwal will make full and prompt disclosure to the Company of all inventions, creations, improvements, enhancements, designs, innovations, discoveries, processes, methods, techniques, developments, software, computer programs, and works of authorship, whether or not patentable and whether or not copyrightable, that are created, made, conceived or reduced to practice by Consultant or Dr. Agarwal or under Consultant’s or Dr. Agarwal’s direction or jointly with others (i) during the Consultation Period if made for the Company in the course of the performance of the Services hereunder or (ii) during or after the Consultation Period if resulting or derived from Proprietary Information, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Inventions”). Consultant and Dr. Agarwal agree to assign and do hereby assign to the Company (or any person or entity designated by the Company) all of Consultant’s and Dr. Agarwal’s right, title and interest in and to all Inventions and all related patents, patent applications, copyrights created in the work(s) of authorship, trademarks, trade names, and other industrial and intellectual property rights and applications therefor in the United States and elsewhere. Consultant and Dr. Agarwal further acknowledge that each original work of authorship that is made by Consultant or Dr. Agarwal

(solely or jointly with others) within the scope of the Agreement and which is protectable by copyright is a “work made for hire,” as that term is defined in the United States Copyright Act. Consultant and Dr. Agarwal hereby waive all claims to moral rights in any Inventions.
b.
Consultant and Dr. Agarwal agree that if, in the course of performing the Services, Consultant or Dr. Agarwal incorporates into any Invention developed under this Agreement any preexisting invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant or Dr. Agarwal has an interest (“Prior Inventions”), (i) Consultant or Dr. Agarwal will inform the Company, in writing before incorporating such Prior Inventions into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Neither Consultant nor Dr. Agarwal will incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without the Company’s prior written permission.
c.
Consultant and Dr. Agarwal agree to cooperate fully with the Company, both during and after the Consultation Period, with respect to the procurement, maintenance, and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Inventions. Consultant and Dr. Agarwal shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Invention. Consultant and Dr. Agarwal further agree that if the Company is unable, after reasonable effort, to secure the signature of Consultant or Dr. Agarwal on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of Consultant or Dr. Agarwal, as applicable, and Consultant and Dr. Agarwal hereby irrevocably designate and appoint each executive officer of the Company as Consultant’s and Dr. Agarwal’s agent and attorney-in-fact to execute any such papers on Consultant’s and Dr. Agarwal’s behalf, respectively, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Invention, under the conditions described in this sentence.
d.
Consultant and Dr. Agarwal shall maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.
7.
Other Agreements. Consultant hereby represents that, except as Consultant has disclosed in writing to the Company, neither Consultant nor Dr. Agarwal is bound by the terms of any agreement with any third party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of the consultancy with the Company, to refrain from competing, directly or indirectly, with the business of such third party or to refrain from soliciting employees, customers or suppliers of such third party. Consultant further represents that the performance of all the terms of this Agreement and the performance of the Services as a consultant of the Company do not and will not breach any agreement with any third party to which Consultant or Dr. Agarwal is a party (including without limitation any nondisclosure or non-competition agreement), that neither Consultant nor Dr. Agarwal shall enter into any agreement with a third party that would be breached by the performance of the terms of this Agreement and the performance of the Services as a consultant to the Company hereunder, and that neither Consultant nor Dr. Agarwal shall disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any current or previous employer or others.
8.
Warranties. Consultant will assume sole responsibility for Consultant’s compliance with applicable federal, state and foreign laws and regulations and shall rely exclusively upon Consultant’s own determination, or that of Consultant’s legal advisers, that the performance of the Services and the receipt of the Consulting Benefits hereunder comply with such laws and regulations. Consultant shall be solely responsible for all state, federal, and foreign income taxes, unemployment insurance and social security taxes in connection with this Agreement and for maintaining adequate workers’ compensation insurance coverage. Consultant hereby represents and warrants that it is and will remain in compliance with its tax, insurance and social security tax obligations and that it will make from time to time all the declarations, registrations, affiliations, formalities and payments required in order to perform its Services under this Agreement without liability accruing to the Company. The Consultant acknowledges that Consultant is not relying upon the advice or representation of the Company with respect to the tax treatment of the Consulting Benefits.
9.
Non-Assignability of Contract. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any entity with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Consultant are personal and shall not be assigned by Consultant.
10.
Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery, upon email transmission or upon deposit for delivery by overnight international courier addressed to the other party at such address or addresses as the parties shall designate to each other.
11.
Complete Agreement. Dr. Agarwal and Consultant acknowledge that this Agreement, together with the Release of Claims, the Restrictive Covenant Agreement, the Options and the Restricted Stock Units, contains the entire understanding between the parties and supersedes, replaces and takes precedence over any prior understanding or oral or written agreement between the parties respecting the subject matter of this Agreement, the Release of Claims, the Options or the Restricted Stock Units. Dr. Agarwal further acknowledges that neither she nor Consultant is eligible to receive any payments or benefits under the terms of the offer letter with Dr. Agarwal dated June 18, 2018 or the Company’s Executive Severance and Change in Control Plan. There are no representations, agreements, arrangements, nor understandings, oral or written, between the parties relating to the subject matter of this Agreement that are not fully expressed herein or in the Release of Claims.
12.
Severability. In the event any provision of this Agreement shall be held invalid, the same shall not invalidate or otherwise affect in any respect any other term or terms of this Agreement, which term or terms shall remain in full force and effect.
13.
Non-Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
14.
Amendment. This Agreement may be amended or modified only by a written instrument executed by each of the parties hereto.
15.
Counterparts. This Agreement may be executed in two (2) signed counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.
16.
Interpretation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
17.
Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

EPIZYME, INC.

By: _/s/ Grant Bogle___________________

Name: Grant Bogle

Title: President and Chief Executive Officer

BIOSTRATEGY, LLC

/s/ Shefali Agarwal____________________

Name: Shefali Agarwal

Title: Member

SHEFALI AGARWAL

/s/Shefali Agarwal____________________

IF " DOCVARIABLE "SWDocIDLocation" 4096" = "1" " DOCPROPERTY "SWDocID" ActiveUS 195632917v.1" ""

EXHIBIT A

RELEASE OF CLAIMS

1.
Release of Claims. In exchange for the Consulting Benefits described in Section 3 of the Consulting Agreement, which you acknowledge you would not otherwise be entitled to receive, you, unless excluded by this Release of Claims or by law, hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of its and their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to your employment with and/or service as an officer and/or director of and/or separation from the Company or any affiliate, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time); all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims does not prevent you from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and you further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding). Further, this release does not release your rights to vested benefits under any 401(k) plan or other ERISA-covered benefit plan (excluding severance) provided by the Company, vested equity and/or your rights to indemnification and defense, if any.
2.
Continuing Obligations. You acknowledge and reaffirm your obligations set forth in the Invention and Non-Disclosure Agreement dated June 19, 2018 that you previously executed for the benefit of the Company, which survive your separation from employment as an employee of the Company.
3.
Nondisparagement. You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 8 below, you will not, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry

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group, financial institution or current or former employee, board member, consultant, client or customer of the Company, regarding the Company or any of the other Released Parties, or regarding the Company’s business affairs, business prospects, or financial condition. The Company agrees that its Board members and executive officers will not, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, Board member, consultant, client or customer of the Company, regarding you; provided, however, that nothing in this Section 3 shall restrict or otherwise limit such Board members or executive officers from disclosing events or circumstances in such manner as they or the Company deem necessary to comply with or satisfy their or the Company’s disclosure, reporting or other obligations under applicable law.
4.
Acknowledgments. You acknowledge that you have been given at least twenty-one (21) days to consider this Release of Claims, and that the Company is hereby advising you to consult with an attorney of your own choosing prior to signing this Release of Claims. You understand that you may revoke this Release of Claims for a period of seven (7) days after you sign this Release of Claims by notifying the Company in writing, and the Release of Claims shall not be effective or enforceable until the expiration of this seven (7) day revocation period. You understand and agree that by entering into this Release of Claims, you are waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled.
5.
Return of Company Property. You confirm that (a) you have returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software, printers, flash drives and other storage devices, wireless handheld devices, cellular phones, tablets, etc.), Company identification, and any other Company owned property in your possession or control, that the Company has requested be returned as of the date of your separation from employment with the Company and that you will return to the Company any and all other such items within five (5) business days after the Company has requested their return, (b) you have left intact all, and have otherwise not destroyed, deleted, or made inaccessible to the Company any, electronic Company documents, including, but not limited to, those that you developed or helped to develop during your employment, and (c) you have not and will not (i) retain any copies in any form or media; (ii) maintain access to any copies in any form, media, or location; (iii) store any copies in any physical or electronic locations that are not readily accessible or not known to the Company or that remain accessible to you; or (iv) send, give or make accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies; provided, however, that notwithstanding the foregoing, you may retain the laptop computer provided to you by the Company and the files contained on the laptop computer until the earlier of (x) the end of the Consultation Period under the Consulting Agreement and (y) five (5) business days after the Company has requested its return. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts.
6.
Business Expenses and Final Compensation. You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you. You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company, including payment for all wages, bonuses, commissions, and accrued, unused vacation time, and that no other compensation is owed to you except as provided herein.
7.
Nature of Agreement. You understand and agree that this Release of Claims is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or you.
8.
Scope of Disclosure Restrictions. Nothing in this Release of Claims prohibits you from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. You are not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding your confidentiality and

IF " DOCVARIABLE "SWDocIDLocation" 4096" = "1" " DOCPROPERTY "SWDocID" ActiveUS 195632917v.1" ""

nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
9.
Cooperation. You agree that, to the extent permitted by law, you shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. Your full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding and to act as a witness when requested by the Company. You further agree that, to the extent permitted by law, you will notify the Company promptly in the event that you are served with a subpoena (other than a subpoena issued by a government agency), or in the event that you are asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company. The Company will pay for your reasonable and documented expenses for your compliance with this obligation.
10.
Amendment and Waiver. This Release of Claims shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This Release of Claims is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators. No delay or omission by the Company in exercising any right under this Release of Claims shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
11.
Validity. Should any provision of this Release of Claims be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Release of Claims.
12.
Voluntary Assent. You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this Release of Claims, and that you fully understand the meaning and intent of this Release of Claims. You further state and represent that you have carefully read this Release of Claims, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.
13.
Applicable Law. This Release of Claims shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in the Commonwealth of Massachusetts (which courts, for purposes of this Release of Claims, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Release of Claims or the subject matter hereof.
14.
Entire Agreement. This Release of Claims, along with the Consulting Agreement, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, and commitments in connection therewith.

IF " DOCVARIABLE "SWDocIDLocation" 4096" = "1" " DOCPROPERTY "SWDocID" ActiveUS 195632917v.1" ""

15.
Counterparts. This Release of Claims may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but all of which together shall constitute one and the same document. Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Release of Claims on the date(s) indicated below.

EPIZYME, INC.

/s/ Grant Bogle___________ 06 April 2022__________________________

Date

TO BE SIGNED ON OR BEFORE April 14, 2022.

I hereby agree to the terms and conditions set forth above. I have been given at least twenty-one (21) days to consider this Release of Claims and I have chosen to execute this on the date below. I intend that this Release of Claims will become a binding agreement between me and the Company if I do not revoke my acceptance in writing to Grant Bogle, the Company’s Chief Executive Officer within seven (7) days.

/s/ Shefali Agarwal________ _06 April 2022_______________________

Shefali Agarwal Date

IF " DOCVARIABLE "SWDocIDLocation" 4096" = "1" " DOCPROPERTY "SWDocID" ActiveUS 195632917v.1" ""